                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                 SCHEDULE 14A
                    Information Required in Proxy Statement

                           Reg. Section 240.13a-101
                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14A of the
                     Securities and Exchange Act of 1934
                               (Amendment No.1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[]   Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[]   Definitive Proxy Statement
[]   Definitive Additional Materials
[] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    SIGNATURE VII LTD. LIMITED PARTNERSHIP
               (Name of Registrant as Specified In Its Charter)
______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
         _______________________________________________________________
     2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________
     5) Total fee paid:
[X]  Fee paid previously with preliminary materials.
[]   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ________________________________________________________________
     2) Form, Schedule or Registration statement No.:
        ________________________________________________________________
     3) Filing Party:
        ________________________________________________________________
     4) Date Filed:
        ________________________________________________________________

                             TABLE OF CONTENTS
                             -----------------


I.      Introduction ...............................................1

II.     Special Factors              ...............................2

III.    Description of Partnership Business........................10

IV.     The Proposed Sale/Purchase Transaction Between
        the Partnership, as Seller, and Signature Inns, Inc. as
        Buyer......................................................13

V.      Required Amendments to the Partnership Agreement...........19

VI.     Dissolution, Termination and Final Distributions...........21

VII.    Summary of Estimated Benefits from Sale of
        Properties and Liquidation of Partnership..................23

VIII.   Purpose and Procedures for Majority Vote by
        Limited Partners...........................................24

IX.     General Partner's Duties, Conflicts of Interest and Risk
        Factors....................................................24

X.      Federal Income Tax Consequences............................27

XI.     Selected Financial Data....................................31

XII.    Book Value, Distributions and Income.......................32

XIII.   Pro Forma Financial Information............................32

XIV.    Regulatory Requirements....................................33

XV.     Appraisal Reports..........................................33

XVI.    Material Contracts.........................................37

XVII.   Marketability of Units of Limited Partnership Interests....39

XVIII.  Amended Form 10-KSB Report;                Form 10-QSB Report
        and Juen 30, 1996 Unaudited Financial Statements...........39

XIX.    Amended Rule 13e-3 Transaction Statement...................40

                              EXHIBITS
                              --------

A          Amended     Form 10-KSB         Report for 1995

B          Form 10-QSB Quarterly Report for Quarter Ended March 31, 19996

C          Summary Report of Complete Appraisal of Signature Inn - Kokomo,
           Indiana

D          Summary Report of Complete Appraisal of Signature Inn - Columbus,
           Ohio

E          Text of Consent Resolutions of Limited Partners

F          Text of Amendments to Partnership Agreement

G          Rule 13e-3 Transaction Statement    (without exhibits)

H          Financial Statements of June 30, 1996 (unaudited)

I          Irrevocable Consent of Limited Partner

                    SIGNATURE VII LTD. LIMITED PARTNERSHIP
                        Signature Inn Kokomo, Indiana
                         Signature Inn Columbus, Ohio

                    --------------------------------------

                                 SOLICITATION
                                     AND
                             INFORMATION STATEMENT
                                  REGARDING
                      PROPOSED SALE OF PARTNERSHIP ASSETS
                               AND OTHER MATTERS

                      -----------------------------------


         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR
        UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN
        THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                            August ________, 1996

                    SIGNATURE VII LTD. LIMITED PARTNERSHIP
                       250 East 96th Street, Suite 450
                         Indianapolis, Indiana 46240
                           Telephone (317) 581-1111



                    SOLICITATION AND INFORMATION STATEMENT

                               August ___, 1996




                               I.  Introduction

     This Solicitation and Information Statement (the "Statement") and the enclosed form of Irrevocable Consent (the "Consent") are being mailed to limited partners (the "Limited Partners") of Signature VII Ltd. Limited Partnership (the "Partnership") on or about August ___, 1996, which date is more than 20 days before the "Deadline" for the return of the Consents, as established below. This Statement is being furnished in connection with the General Partner's solicitation of Consents in connection with the General Partner's proposals described below. A Limited Partner who executes and returns a Consent may not revoke, modify or renounce the consent at any time before February 28, 1997, which is the expiration date of the Consents.

     The entire cost of soliciting Consents will be borne by the Partnership. In addition to the use of the mails, Consents may be solicited by personal interview, telephone and facsimile transmission by directors, officers and employees of Signature Inns, Inc., the General Partner of the Partnership, without extra compensation. The Partnership also will furnish, upon request, a sufficient number of copies of this Statement to brokers, dealers, banks, voting trustees, custodians and nominees, if any, for delivery to the beneficiaries of units of limited partnership interest (the "Units"), and the Partnership will undertake to reimburse such persons for their actual and reasonable expenses incurred by such persons in forwarding consent material to beneficial owners of the Units.

     The General Partner has fixed the close of business on ____________, August ___, 1996, as the record date for the determination of Unit Holders entitled to receive this Statement and to give or withhold the Consent which accompanies this Statement. Only Unit Holders of record at the close of business on that date will be entitled to give or withhold a Consent. As of the record date, there were 451 Units of Limited Partnership Interest which were held by the Limited Partners of the Partnership. The Holders of a "majority" (i.e., 226 Units) must provide their written Consents to the proposed transactions in order for them to be approved and effectuated. The General Partner of the Partnership does not own any Units of Limited Partnership Interest.

     You are urged to read all sections of this Statement carefully. You are also urged to discuss the General Partner's proposals, as well as the information set forth in this Statement, with your tax consultant and with your other professional advisors. Following your review of this Statement and your discussions with your professional advisors, you are urged to sign the enclosed Irrevocable Consent of Limited Partner (yellow consent form) and return it to the General Partner in the enclosed, self-addressed, stamped yellow envelope so that it is received no later than
September     ______, 1996

(the "Deadline"). In its discretion, the General Partner may extend the Deadline.

     The General Partner believes that the proposed transactions are fair to the Limited Partners, and that they represent an excellent opportunity for the Limited Partners of the Partnership to liquidate their investments in the Partnership at an appropriate time and at an acceptable price, for the reasons stated herein (particularly Section II hereof) and in the cover letter which accompanies this Statement.


                             II.  Special Factors

     Summary of the Proposals. In accordance with Sections 14.04 and 20.01 of the Signature VII Ltd. Limited Partnership Second Amended Certificate and Agreement of Limited Partnership, as amended, (the "Partnership Agreement"), the General Partner of the Partnership is soliciting from the Limited Partners their written Consents to certain proposals of the General Partner. Specifically, the General Partner is proposing: (a) the sale by the Partnership to the General Partner of an undivided 75% interest (equal to the
75% interest of the Limited Partners    in the Partnership    ) in the real
estate, improvements, furnishings, furniture, fixtures and other tangible and intangible personal property which comprise the Partnership's two Hotel Properties, as described in Section IV of this Statement (the "Sale"), and the distribution of 100% of the net proceeds of the Sale to the Limited Partners;
(b) the adoption of certain Amendments to Articles VII and VIII of the Partnership Agreement, as described in Section V of this Statement, which amendments are necessary to accomplish the proposed transactions; and, (c) the dissolution, termination, liquidation and winding-up of the Partnership, as described in Section VI of this Statement and, in connection therewith, the distribution in kind of the remaining 25% interest (equal to the 25% interest
of the General Partner    in the Partnership

   ) in the Hotel Properties to the
General Partner (the "Proposals").

   Currently, the Limited Partners own a 75% interest and the General Partner owns a 25% interest in the Partnership.

     These transactions will result in a per Unit distribution to the Limited Partners of approximately $7,033, which includes the (a) 100% of net proceeds from the Sale of the undivided 75% interest in the Partnership's real estate to the General Partner and (b) 75% of the net operating assets which will be realized upon the winding-up of the Partnership. However, this number is an estimate, and the per Unit amount which ultimately will be distributed to the Limited Partners may be reduced or increased as a result of changes in closing adjustments, prorations and credits and increases/decreases in cash balances, pre-paid items, accounts receivable, trade accounts payable, mortgage balances and other cash and expense items over which neither the General Partner nor the Partnership will have any control. See Sections IV and VI of this Statement.

     Purposes, Alternatives, Reasons and Effects of the Proposed Transactions. The investment by the Limited Partners in the Partnership always has been and will continue to be illiquid. Currently, there is no ready market for the resale of Units of limited partnership interest, and it is not likely that a market for the Units ever will develop. Further, there are a number of restrictions on transferability of Units contained in the Partnership
Agreement.         Absent a liquidation of the Partnership through a sale of all or substantially all of the Partnership's properties, Limited Partners' investment in the Partnership will remain illiquid. Accordingly, one of the primary purposes of the proposed transaction is to afford the Limited Partners the opportunity to "cash out" their investments in the Partnership through the

Sale by the Partnership of its assets to the General Partner and the liquidation and winding-up of the Partnership.

      The General Partner has not considered any other alternative means to accomplish the "cash out" of the Limited Partners' investments in the Partnership other than the proposed Sale by the Partnership of its Hotel Properties to the General Partner, as described herein. Another possible alternative would be for the Partnership to sell its assets to an independent, third-party for cash or securities . The General Partner has not actively solicited the sale of the Partnership's assets to any other party because the General Partner believes that a sale to a third-party would not likely obtain any greater purchase price or other benefit for the Partnership and would be potentially disruptive to the Partnership's business, since a sale to a third-party would necessarily entail: (a) the complication and costs of "re-flagging" (i.e. operating under a different name) the Hotel Properties;
(b) the uncertainty and expense of a lengthy due diligence period during which the third-party buyer would satisfy itself as to such matters as title, survey, environmental and labor; and (c) the possible involvement of a realtor with the consequence that a real estate commission may be paid, thereby reducing net cash proceeds to the Partnership.

     The General Partner believes that    occupancy     trends in the hotel
industry and    overall     values of hotel properties            have
increased steadily over the past few years    .  Accordingly, it is the
General Partner's belief that this may be an opportune time for the Limited Partners to liquidate their investments in the Partnership at an optimum
price.  With hotel prices    generally     increasing, and with supply of
hotel rooms more closely in balance with demand for those rooms, performances
of    many     individual properties        have improved, making them more
appealing to prospective purchasers, including the General Partner.

                 Because of the General Partner's dual role in the
transaction    , the proposed purchase of the Hotel     Properties     by
the General Partner cannot be considered arms-length        .      Also, the
General Partner is subject to a number of conflicts of interest in connection with the proposed transactions as described in Section IX of this
Statement.  The      purchase prices to be paid by the General Partner for
those properties are, however,  supported by written
appraisals by a nationally recognized, qualified and independent appraisal firm. Further, the engagement by the General Partner on behalf of the Partnership of an independent, qualified legal counsel to represent the Partnership in reviewing the Asset Purchase Agreements also is designed to
provide added assurance of the           commercial reasonableness     of
the proposed transactions to the Partnership and its Limited Partners. Finally, the fiduciary duty of the General Partner, as described in Section IX of this Statement, requires the General Partner to exercise the utmost good faith and fairness in its dealings with the Partnership.

     The General Partner believes that the proposed transactions serve its own
best interests, as well    as the best interest of the Limited Partners    .
Currently, the hotels which comprise the Signature Inn System are owned by a total of 21 legally distinct and separate entities, each of which is bound to the General Partner through an elaborate plan of partnership, management and franchise contracts and relationships. By eliminating this complicated and
cumbersome            system    , and by replacing it with a simplified, unified
company-owned hotel structure, the General Partner           expects     to:

          (1)  Combine all            23     existing Signature Inn hotels
      into a single portfolio of hotels, the combined revenues of which will afford much greater income stability and income predictability
      than the current           system     of essentially "one-op" (i.e.,
      single hotel) operating entities;

          (2)  Achieve through this combination a greatly enhanced
      ability to obtain pools of financing from hotel lenders for new
      hotels and for refinancings of existing hotels        , rather than
      single hotel loans on individual properties, as currently is the case;

          (3)  Be able to retain earnings from hotel operations to
      fund future growth, rather than being required to pay        all cash
      available for distribution to Partners under the current Partnership Agreements; and,

          (4)  Increase value for its shareholders by reducing
      substantially the legal risks, liabilities and obligations which
      attend the General Partner's exercise of its    fiduciary and other
      duties under the existing partnership, management and franchise system, which include, among others, the duties to operate all aspects of the Partnerships' businesses, periodically provide reports to a total of approximately 1857 limited partners, file tax returns and statements on behalf of the partnerships, obtain insurance coverages on the partnerships' properties, account for and distribute cash to the limited partners, and hire, train and
      supervise the               Partnerships' appropriate 700 employees    .

     Accordingly, the General Partner believes that the proposed transactions
will provide substantial benefits         to           each of its
affiliated limited partnerships and their limited partners and to the
General Partner and its shareholders   , as well    .

     Thus, the ultimate goal and effect of the proposed transactions between the General Partner and its affiliated limited partnerships, including the Partnership, is to: (a) allow all limited partners to liquidate their
investments in the affiliated partnerships             at      values of the
various hotel properties which equal or, in some cases, exceed, the fair market value of those properties as established by an independent, qualified appraiser;
(b) place the fee simple ownership and complete operations of all of the existing Signature Inn hotels within the General Partner, thereby eliminating, entirely, the current system of affiliated partnerships, management contracts and franchise relationships, with a view to enhancing the value and prospects of the General Partner; and, (c) accomplishing the goals of (a) and (b) in a manner which is least disruptive to the current business, operations, value and prospects of the affiliated partnerships and the General Partner.  The
specific federal tax consequences to         the Partnership    and its partners
    resulting from the proposed transactions            are     described
under Section X of this Statement.

     The primary detriment to the Limited Partners which will result from the consummation of the proposed transactions, as pointed out in Section IX of this Statement, is that the Limited Partners will no longer share in any future income, distributions and credits or any other benefits to be generated by the future operations of the Partnership's Hotel Properties. Also, the Limited Partners will not share in any future increases, if any, in the values of the Hotel Properties. However, the Partnership's ability to produce future income, distributions and credits and other benefits to the Limited Partners
is subject to the same competitive    and other      factors
affecting      the market place as were described in the prospectus pursuant to
which the Units were sold to the Limited Partners.     Those factors
          include, among other things, cyclical-overbuilding in the lodging industry, varying levels of demand for rooms and related services, adverse affects of general and local economic conditions, changes in local market conditions, over-supply or a reduction in demand for hotel rooms, changes in travel patterns, changes in governmental regulations that influence or determine wages, prices or construction costs, changes in interest rates and the availability of credit and changes in real estate taxes and other operating expenses. In addition, hotels are capital intensive and, in order to remain competitive, facilities must be constantly maintained, modernized and refurbished on an ongoing basis at substantial costs. Hotel businesses are also subject to inflationary pressures, seasonality of demand and energy and environmental factors relating to real estate ownership generally. The operation of hotels is highly competitive, and Signature Inn hotels compete with other hotels of varying quality and size, including hotels which are a part of a national or regional chain and which may have available to them greater financial resources than the General
Partners.      Moreover, there can no assurance that the values of hotel
properties (including the Partnership's Hotel Properties) will not decrease
       .

     Source and Amounts of Funds or Other Consideration.  The General Partner
intends to fund its proposed acquisition of the     Partnership's      Hotel
Properties    and the hotel properties of            its other affiliated
limited partnership entities through an equity offering/placement and through the assumption by the General Partner of the current first mortgage
indebtedness on those properties.  The total equity funds    which will be
required to acquire the Hotel Properties owned by the Partnership will be
approximately $          2,951,000    , and approximately $
3,763,000     of mortgage indebtedness will be assumed by the General Partner.
The balance of the purchase price represents the amount of the value of the General Partner's interest in the Partnership. The General Partner's ability to obtain both equity and debt financing of the acquisitions are conditions precedent to the General Partner's obligation to acquire the properties. As a result, if the General Partner is unable to obtain equity financing and debt assumptions sufficient to allow it to acquire the hotel properties, the proposals will be withdrawn and the proposed acquisitions terminated.

     The Partnership will incur certain expenses in connection with the proposed transactions. An itemized list of those expenses is as follows:

          (a)  Appraisal Fees                   $10,000
          (b)  Legal Fees                         1,000
          (c)  Proxy Statement and
               Schedule 13E-3 Filing Fees         1,490
          (d)  Printing, Mailing and
               Other Solicitation Expenses        3,000
                                                -------

             Total:                             $15,490
                                                -------
                                                -------

In addition to the foregoing direct costs and expenses to the Partnership resulting from the proposed transactions, the Partnership will incur the
adjustments, prorations and charges described under Sections V   I     and
VII of this Statement in connection with the closing of the Sale and the winding-up and liquidation of the Partnership.

     Fairness of the Transaction. The General Partner reasonably believes that the proposed transactions are fair to the Limited Partners of the
Partnership.  The     entire nine-member      Board of Directors of the
General Partner    (five of whom are outside, non-employee directors)
voted unanimously in favor of approving the proposed transactions from the standpoint both of the General Partner and the Partnership.

     The material factors upon which the General Partner's belief is based    ,
             the weight, if any, assigned to each factor by the General
Partner     and whether the factor supports the General Partner's belief
as to fairness     are as follows:

           (1) Net Book Value of Hotel Properties. The Partnership's cost basis for the property and equipment which comprise its two Hotel Properties totaled $8,709,476, as of June 30, 1996. After deducting accumulated depreciation through that date, the depreciated, net book value of the Partnership's two Hotel Properties totaled $5,628,474. All items of property and equipment are recorded on the Partnership's balance sheets at cost and include assets leased under non-cancelable agreements and construction loan interest and fees. Depreciation is determined on the straight-line basis over the estimated useful lives of the related assets. Because net book value of the Partnership's Hotel Properties has little relationship to the current fair market values of those properties, the net book value of the Hotel Properties neither supports nor fails to support the General Partner's belief as to fairness, and the General Partner attaches no weight to that factor.

           (2)  Appraised Values of Hotel Properties.  On March 11,
      1996, USRC Realty Consultants, Inc., a nationally recognized, qualified and independent appraisal firm, issued two separate reports which estimated the fair market values on a going concern basis of the Partnership's Kokomo, Indiana Hotel Property at
      $4,800,000 and the fair market value on a going concern basis of the Partnership's Columbus, Ohio Hotel Property at $4,300,000, for
      an aggregate appraised value of $9,100,000.      The   se
      appraisals of the Partnership's Hotel Properties by an independent, qualified appraiser, which analyzed all appropriate data and which estimated the fair market value of the Hotel Properties based upon the
      Income Capitalization Approach and the Sales Comparison Approach   (which
      approaches are described in Section XV), completely support the
      General Partner's belief as to fairness, and they provide the most substantial weight and basis upon which the General Partner is
      relying to ensure that fairness.  They     are intended by the General
      Partner to constitute the primary assurance to the Limited Partners that the prices proposed by the General Partner to be paid for the Partnership's Hotel Properties represent the true, fair market values of those properties. See Section XV for a complete discussion of the USRC appraisal reports, summaries of which are also attached to this Statement as Exhibits C and D.

            (3)  Going Concern or Liquidation Values.  The USRC appraisal
      reports described under subparagraph     (           2)
      above are based upon going concern, rather than liquidation, values of the assets. As stated in the appraisal reports, the appraiser's opinion is based upon "the market value of the fee simple interest of the going concern" in the Hotel Properties, as of February 28, 1996. Basing the value of the Hotel Properties on a going concern basis, rather than the liquidation basis, supports the General Partner's belief as to fairness, although the weight assigned to this factor is subsumed within the weight assigned to the appraisal reports, themselves.

          (4) Current and Historical Market Prices. As a part of its appraisal process, USRC reviewed the comparable selling prices of a total of 63 sales of limited service hotels in the

      Mid-Western, Middle-Atlantic, Southern and New England regions of the United States. The data was verified by USRC through sources deemed to be reliable, and using commonly accepted appraisal methodology. USRC incorporated in its written appraisals tables entitled "Summary of Improved Sale Comparables - Select Nationwide Limited - Service Hotels," which listed the names, locations, dates of sale, ages, sales prices, number of rooms, sales price per room and occupancy, ADR and REVPAR information for each of those 63 hotels. All of this information was utilized by USRC in making its determination of value. Nonetheless, as pointed out in the appraisal reports, USRC's analysis made comparisons of the transactions primarily upon economic lines, rather than on the lines of comparable sale prices. In the opinion of the appraiser, a buyer's criteria for the purchase of a hotel property is predicated primarily on the property's income characteristics. The comparable sales indicated a range of price per room which provided an indication of value for the Partnership's Hotel Properties. This information, together with other analyses, were used as a part of the appraiser's Sales Comparison Approach. The appraiser placed less weight on this approach due to the lack of recent truly comparable sales in the market. However, the conclusions reached by the appraiser via this approach supported the appraiser's conclusions as to value based upon the Income Capitalization Approach.

                   (5)  Independent Counsel.      The planned engagement by
      the General Partner on behalf of the    Limited Partners of the
      Partnership of an independent, qualified attorney to represent the
      Limited Partners of the     Partnership in connection with the
      execution of the Asset Purchase Agreements by reviewing the commercial
      reasonableness of the terms (other than    assets purchased and
      price) of that agreement is also intended by the General Partner to
      provide additional assurance of the            commercial
      reasonableness     of the transactions to the Partnership and its
      Limited Partners.     Although a draft of an Asset Purchase Agreement
      has been prepared by counsel to the General Partner (the general terms of which are described below), the independent counsel to the Limited Partners will review that draft of Asset Purchase Agreement in its entirety, prior to its execution by the Partnership, and such independent counsel will have the opportunity to negotiate on behalf of the
         Limited Partners all terms of the purchase, except for the description of the assets to be purchased and the purchase prices established therefore, both of which terms are a function of the appraisal reports. It is not currently contemplated that the independent counsel will prepare and issue a report to the Limited Partners in relation to the commercial reasonableness of the terms (other than assets purchased and price) of the Asset Purchase Agreements.

                   (6)  Industry Data.     According to            Smith
      Travel Research, industry-wide     hotel occupancy rates, average
      daily room rates, revenue per available room, gross operating profit and net income levels, as well as the market value of hotel properties,
      have been increasing        during the past several years.  As a
      result, the General Partner believes that the economic and market conditions in the hotel industry favor the sale of the Partnership's
      properties    to the General Partner     at this time   , and that
      these conditions provide additional assurance of fairness.

          (7) Competitive Bids. The General Partner has not received any offer by any unaffiliated person during the precedings 18 months for (a) the merger or consolidation of the Partnership into or with any such person, (b) the sale or transfer of all or any substantial part of the Partnership's Hotel Properties to such other person, or (c) the sale or other transfer of all or any part of the Limited Partnership interests of the Partnership to such other person.

     The foregoing material factors supporting the General Partner's belief as to fairness should not be considered separately, but rather as an overall program. Current and historical sales prices of comparable properties were considered by USRC in arriving at the appraised values. Net book value of the Partnership's Hotel Properties had little significance to the determination of those values. The appraiser determined that the Income Capitalization Approach was the best indicator of value on a going concern basis, although the other approaches described under Section XV of this Statement were utilized by the appraiser to provide additional support for its conclusions as to value.

     The Purchase Price and Appraisal. The purchase price to be paid by the General Partner for the 75% undivided fractional interest in the Hotel Properties will be $6,825,000, which equals 75% of the $9,100,000, appraised fair market value of the Hotel Properties, as supported by appraisals as of February 28, 1996. The appraisal was performed by USRC Realty Consultants, Inc. of Columbus, Ohio, an independent, experienced and qualified real estate and hotel appraiser. A description of the experience, qualifications and independence of the appraiser and a Summary of the Complete Appraisal Reports, as well as other information, is set forth in Section XV and in Exhibits C and
D of this Statement.              All appraisal reports shall be made available
for inspection and copying at the principal executive offices of the General Partner at 250 E. 96th Street, Suite 450 Indianapolis, Indiana 46240 during its regular business hours by any interested Limited Partner or his representative who has been so designated in writing. A copy of any such appraisal reports will be transmitted by the General Partner to any interested Limited Partner or his representative who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

     Limited Partner Consents. Under Article XIV of the Partnership Agreement, the Limited Partners are granted the exclusive right by "Majority Vote" and without concurrence of the General Partner to, among other things, approve or disapprove the Sale of the Partnership's Hotel Properties. Under
Section 1.13 of the Partnership Agreement, the term "Majority Vote" is defined as the "affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership." Accordingly, whether or not the General Partner favors or opposes a proposed sale of the Partnership's Hotel Properties is not determinative, since the
General Partner's concurrence is not required.      For the purposes of this
transaction, the General Partner has agreed not to vote the      Units of
limited partnership interest            which it holds, if any    .

     The Partnership currently has 451 Units of limited partnership interest, which are held by its Limited Partners. This means that the holders of 226 Units must provide their written consent to the proposed transactions in order for those transactions to be approved. No Units of limited partnership interest are held by the General Partner.

     Amendments to Partnership Agreement. In connection with the approval of the Sale of the Partnership's Hotel Properties to the General Partner, it will be necessary to amend certain subparagraphs of Articles VII and VIII of the Partnership Agreement in order to allow the allocation of 100% of the income and the distribution of 100% of the cash proceeds of the Sale to the Limited Partners, as a group, and the distribution in kind of the remaining 25% undivided interest in the Hotel Properties to the General Partner. Accordingly, at the conclusion of the transactions, the Limited Partners will receive 100% of the cash proceeds of the Sale, and the General Partner will receive 100% of the Hotel Properties. The Sale is being structured in this two-step manner in order to provide certain tax advantages to the General Partner, but without prejudice to the tax considerations of the Limited Partners. As with the Sale transaction, the written consent of the holders of a majority of Units is necessary to approve the amendments to the Partnership
Agreement.   Copies of the proposed amendments to the Partnership Agreement and copies of the consent resolutions adopting those amendments are attached as Exhibits E and F to this Statement.

     Dissolution of Partnership. Assuming that the conditions to closing set forth in the Asset Purchase Agreement are satisfied and that the Sale transaction is completed, the Partnership will be dissolved in accordance with
Section 18.01(e) of the Partnership Agreement and liquidated in accordance with Article XIX of the Partnership Agreement. However, the General Partner, in its discretion, may elect not to close the Sale transaction in the event that: (a) the General Partner is unable to obtain required financing with which to complete the Sale; (b) the General Partner is unable to obtain the consents of the mortgage lenders to the assumption by the General Partner of the mortgage indebtedness on the Partnership's Hotel Properties; (c) the holders of a majority of the Units of limited partnership interest in the Partnership fail to approve the transactions by timely supplying their written
Consents; or, (d) the General Partner is unable to complete        its proposed
transactions with    any of the     other        affiliated partnerships.  In
any such event, the Asset Purchase Agreements will be canceled, and the Partnership will continue to own and operate the Hotel Properties as it has done in the past.

     General Partner Duties and Conflicts. The duties of the General Partner, as well as certain conflicts of interest between the General Partner and the Partnership, in connection with the Proposals as well as certain risk factors, are described in Section IX of this Statement.

     Cash Payments and Tax Consequences. You, as a Limited Partner of the Partnership, already have received your usual check for your share of the Cash Available for Distribution generated from the Partnership's operations for the year ending December 31, 1995. In addition, if the Proposals are approved and the transactions closed and consummated, you will receive your allocable share of the Cash Available for Distribution from January 1, 1996, through the date of closing, as well as your share of various cash reserves and escrow accounts which will be liquidated in connection with the dissolution of the
Partnership.  The overall economic benefits of the proposed transactions to the General and Limited Partners are described later in Section VII under the heading "Summary of Estimated Benefits from Sale of Property and Liquidation of Partnership". Also, the federal tax consequences of the proposed transactions are generally described later in Section X. Finally, certain
historical financial information is set forth in the    Amended     Form 10-KSB
   Report    ; and 10-QSB Report    and June 30, 1996 Financial Statements
which are attached to this Statement as Exhibits A, B     and H    .

                  III.  Description of Partnership Business

     The Partnership was originally organized pursuant to a Certificate and Agreement of Limited Partnership dated April 22, 1985, which was filed for record with the Recorder's Office of Marion County, Indiana, (the "Recorder") on April 24, 1985, in accordance with the Indiana Uniform Limited Partnership Act ("ULPA") (I.C. Section 23-4-2-1 et seq.). On September 19, 1985, an Amended Certificate and Agreement of Limited Partnership was executed by and between the General Partner and the Limited Partners, which was filed for record with the Recorder on September 28, 1985. On August 13, 1986 a Second Amended Certificate and Agreement of Limited Partnership was executed by and between the General Partner and the Limited Partners, which was filed for record with the Recorder on August 13, 1986. A third amendment was executed between the parties on April 15, 1988 and filed for record with the Recorder on April 15, 1988. On July 1, 1988, the Partnership filed a Certificate of Limited Partnership under the Revised Uniform Limited Partnership Act ("INRULPA"), thereby electing to be governed under the provisions of INRULPA. As a result, effective on July 1, 1988, the Partnership became a partnership governed by INRULPA rather than by the ULPA.

     Subsequent to its organization, the Partnership commenced a Securities and Exchange Commission ("SEC") registered, public offering of Units of limited partnership interest (the "Units") at $10,000 per Unit, with a minimum subscription of one Unit pursuant to a Registration Statement which originally became effective on July 11, 1985. The Rule 415, "shelf-registered" offering was concluded on June 30, 1986, and a total of 451 Units, aggregating $4,510,000, was sold in the offering to 396 purchasers who became the limited partners of the Partnership. In addition to the capital contributions of the Limited Partners, Signature Inns, Inc., the General Partner of the Partnership, contributed $1,503,333 (i.e. 25% of total capital contributions) to the Partnership.

     The business of the Partnership currently consists exclusively of the ownership and operation of two Signature Inn hotels located in Columbus, Ohio, and Kokomo, Indiana (the "Hotel Properties"). A listing of these hotels, the number of rooms, location and opening dates is as follows:



       Location of Hotel         Number of Rooms      Opening Date
       -----------------         ---------------      ------------
       I-270 & Cleveland Rd.          125               02/27/86
       Columbus, Ohio

       U.S. Hwy. 31 & Alto Rd.        102               04/04/86
       Kokomo, Indiana


     Each of the foregoing properties is operated as a franchisee of the General Partner. The Partnership has entered into a standard Signature Inn Individual Hotel License Agreement (the "Franchise Agreement") with the General Partner with respect to each of the Hotel Properties. By the terms of those Franchise Agreements, the Partnership pays to the General Partner monthly franchise fees (i.e., royalties) equal to 4% of the gross receipts of each of the Partnership's two hotels, and, in addition, contributes an additional 3.5% of gross receipts to advertising and reservation funds administered by the General Partner to fund cooperative advertising programs and a reservation system. The terms of each of the Franchise Agreements is 10 years, with each expiring in February, 2003. The Partnership has an option to renew each of those agreements for an additional term of 5 years. Under the franchise agreements, the Partnership is authorized to use the name "Signature

Inn," as well as other trademarks and logos associated with the Signature system, and the General Partner provides a multitude of services in relation to that system.

     Each of the Partnership's hotels is managed by the General Partner pursuant to a Management Agreement entered into between the Partnership and the General Partner. Under the Management Agreements, the General Partner establishes policies for the Partnership's employees having direct responsibility for the hotel's operation. In addition, the General Partner establishes room rates, directs the promotional activity of the Partnership's employees, supervises the purchase and replacement of equipment and supplies, supervises maintenance activities and selects vendors, suppliers and independent contractors. In addition, the General Partner performs all bookkeeping and administrative duties in connection with each of the Hotel Properties and administers payments and reports to the Limited Partners. The Partnership is required to pay to the General Partner, as compensation for its management services, an amount equal to 5% of the gross receipts per month for each of the Hotel Properties. This compensation is in addition to the cost of compensating the Partnership's own employees and the costs of goods and services acquired by the Partnership from independent contractors. However, the management fee covers all of the General Partner's overhead for which there is no separate charge. The terms of the management agreements both expire on February, 1998.

     The Partnership's Columbus, Ohio Signature Inn Hotel is subject to a first mortgage, non-recourse lien in the principal amount of $2,767,426 (at December 31, 1995), which is payable in monthly installments of $26,438, based upon a 30 year amortization and with a substantial balloon payment due at maturity. The Partnership's Kokomo, Indiana Signature Inn Hotel is subject to a first mortgage, non-recourse lien in the principal amount of
$2,          2    50,000 (at December 31, 1995), which is payable in monthly installments of $23,431, based upon a 20 year amortization and with a substantial balloon payment due at maturity. The Columbus Ohio mortgage loan matures on August 20, 2001, and the Kokomo mortgage loan matures on February 1, 2005.

     The Partnership previously owned and operated a 125-room Signature Inn Hotel in Warren, Michigan, which had been financed by a non-recourse mortgage loan. The Warren Signature Inn Hotel was sold under Michigan foreclosure procedures in January, 1992. Because the Warren Signature Inn Hotel loan was "non-recourse," the foreclosure did not affect any of the Partnership's operations of its other two Hotel Properties.

     Additional information concerning the Partnership's business is set forth under Part I, Item 1, entitled "Business of Signature VII Ltd. Limited
Partnership," of the    Amended     Form 10-KSB        Report, which is
attached to this statement as Exhibit A.


              IV. The Proposed Sale/Purchase Transaction Between the Partnership, as Seller, and Signature Inns, Inc., as Buyer

     Introduction. The General Partner intends to acquire 100% of the Partnership's Hotel Properties, which, as of February 28, 1996, had a combined appraised value of $9,100,000. However, the acquisition will be accomplished in two parts. Part one will involve a sale of a portion of the Hotel Properties to the General Partner, and the second part will involve a liquidating distribution of the remaining portion of the Hotel Properties to the General Partner.

     First, the Partnership will sell and the General Partner will purchase an undivided 75% interest (the "Initial Interest") in all of the real estate, improvements, fixtures, furnishings, furniture, equipment and all other tangible and intangible personal property which comprise the Partnership's Hotel Properties (the "Sale"). For the Initial Interest, the General Partner will pay to the Partnership a purchase price of $6,825,000 (i.e. 75% of the $9,100,000 appraised value), of which: (1) approximately $110,600 will be deducted to defray 75% of the anticipated property tax prorations and closing costs; (2) approximately $2,951,000 will be paid in cash at the time of closing; and, (3) approximately $3,763,400 will be paid through the assumption by the General Partner of a portion of the mortgage indebtedness owed by the Partnership as of the date of closing.

     The entire net cash proceeds of the Sale will be distributed to the Limited Partners, as a group, and the General Partner will not share in any of those proceeds. Instead, and as the second part of the transaction, the General Partner will receive a liquidating distribution of the remaining undivided 25% interest (the "Remaining Interest") in the Hotel Properties at the time of the dissolution of the Partnership (the "Distribution In-kind").

     The net result of the Sale and the Distribution In-kind will be to allocate to the Limited Partners, as a group, 100% of the net cash proceeds of the Sale (i.e. 75% of the value of the Hotel Properties) for their 75% partnership interest in the Partnership and to distribute in-kind to the General Partner the 25% Remaining Interest in the Hotel Properties in liquidation of the General Partner's 25% interest in the Partnership.

     The transaction is being structured in this manner in order to provide certain tax advantages to the General Partner. The Limited Partners will not be prejudiced by this two part structure, however, since they will receive the same share of cash and the same tax consequences as they would have received had the entire transaction been structured as an outright purchase by the General Partner of 100% of the Partnership's Hotel Properties.

     Assuming that Limited Partners holding the required number of Units consent to these transactions, the Partnership, as seller, and the General Partner, as buyer, will immediately enter into a written Asset Purchase
Agreements (the "Purchase Agreements").    However, the Purchase Agreements will
not be executed until the independent counsel retained on behalf of the
Limited Partners reviews the drafts of Purchase Agreements and negotiates with the General Partner the final terms thereof. All terms of the Purchase Agreements will be negotiable except for the description of the assets to be
purchased and the purchase prices to be paid.  Upon execution,     the Purchase
Agreements shall constitute legally binding obligations of both the Partnership to sell and the General Partner to purchase the Initial Interest in the Hotel Properties. However, the General Partner's obligations under the Purchase Agreements shall be conditioned upon the satisfaction of several conditions precedent to closing, which are described below. Each of these conditions must be satisfied or, in the discretion of the General Partner, waived on or before February 28, 1997.

     If those conditions are not satisfied or waived on or before that date, the Purchase Agreements will be terminated and canceled, and the proposed transactions will not occur.

        The remainder of     this Section IV to the Statement is devoted to an
explanation of some of the terms of the Purchase Agreements. The description includes a brief discussion of the general terms of the Purchase Agreements, the adjustments, prorations and credits which will be made in connection with the Sale, the conditions precedent to closing, the closing procedures and the distribution of net sale proceeds to the Limited Partners. However, this is a summary only of some of the terms of the Purchase Agreements and, accordingly,
does not describe all of the terms of           these     Agreements.  Upon
request, Limited Partners may inspect the actual form of the Purchase Agreements which will be executed by and between the Partnership and the General Partner following receipt of the Limited Partners' written consent and after review by the independent counsel representing the Limited
Partners    .  Inspection may be made at the corporate offices of the
General Partner at 250 East 96th Street, Suite 450, Indianapolis, Indiana
46240.

                   General Terms of the Purchase Agreements

     Description of Property to be Sold. The Initial Interest to be purchased by the General Partner will be equal to an undivided 75% interest in all of the real and personal property comprising the Hotel Properties, consisting of:
(1) real estate; (2) all improvements constructed on the real estate; (3) all furniture, furnishings, fixtures, equipment and other tangible personal property owned by the Partnership and located on or used in connection with the operation or maintenance of the Hotel Properties; (4) all of the Partnership's interests in all equipment leases and contracts relating to the ownership, maintenance, use or operation of the Hotel Properties; (5) all of the Partnership's interests in room rental and other lease agreements (if any); and (6) all of the Partnership's rights, title and interest in and to all intangible personal property used in connection with the Hotel Properties, including all books and records, plans and specifications, drawings, reports, rights, guarantees, licenses, permits and warranties.

     Purchase Price and Payment. For the Initial Interest, the General Partner will pay to the Partnership a Purchase Price of $6,825,000 (i.e. 75% of the $9,100,000 appraised value). Of that amount: (1) approximately $110,600 will be deducted to defray 75% of tax prorations and closing costs; approximately $2,951,000 will be paid in cash at the time of closing, and approximately $3,763,400 will be paid through the assumption by the General Partner of a portion of certain mortgage indebtedness owed by the Partnership to its mortgage lenders as of the date of closing. The Purchase Price will be subject to certain adjustments, prorations and credits, as described below.
A $2,500 earnest money deposit (the "Earnest Money") will be required to be paid by the General Partner at the time of the signing of the Purchase Agreement. In the event the Purchase Agreement expires or is terminated by the General Partner, the Earnest Money will be paid to the Partnership in consideration for its agreement to allow the General Partner until February 28, 1997, in which to satisfy the conditions precedent to Closing.

     Date of Closing. The Closing of the Sale shall take place on or before February 28, 1997. It can be expected that Closing of the Sale, the distributions of cash and the Remainder Interest and dissolution of the Partnership will occur simultaneously.

     Real Estate Commissions. Payment of commissions to a real estate broker in the range of from 3% to 5% of the purchase price for a property is normal and customary in commercial real estate transactions. Because the General Partner is the buyer, however, no real estate commission, finders fee or similar compensation will be paid by the Partnership or the General Partner to any person in connection with the Sale. Therefore, the net proceeds to be realized by the Partnership will be greater than they would have been in a brokered sale.

     Title Insurance, Survey and Environmental Matters. The Partnership will be required to furnish to the General Partner, at the Partnership's expense, a commitment (the "Title Commitment") to issue an owner's policy of title insurance insuring fee simple title to the Hotel Properties in the name of the General Partner upon delivery of a limited warranty deed from the Partnership to the General Partner. The Title Commitment shall set forth the state of title to the real estate together with all exceptions or conditions to such title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations and all other encumbrances affecting the real estate which would appear in an owner's policy of title insurance issued pursuant to the Title Commitment. The Title Commitment will contain the commitment of the title Company to insure such title in the General Partner for the full amount of the appraised value of the Hotel Properties, and will contain the further agreement of the title company to insure access from the real estate to a dedicated public right-of-way which is contiguous to the boundary of the real estate, a 3.0 zoning endorsement certifying that the real estate is zoned under the zoning ordinance of the zoning jurisdiction in which the real estate is located to permit the use of the real property as a hotel.

     The Partnership shall also be required to furnish the General Partner, at the Partnership's expense, a boundary survey of the real estate prepared by a surveyor or engineer who is licensed by the appropriate governmental authorities of the state in which the real estate is located and who is acceptable to the General Partner. The Survey shall be prepared in accordance with Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by ALTA and ACSM in 1992, and shall certify that the real estate is not located within a Special Flood Hazard Area. The Survey shall be certified to the Partnership, the General Partner, and such other parties as the General Partner may request.

     It is customary in real estate transactions such as the Sale for an environmental survey to be provided to the purchaser. Because the General Partner was involved in the original purchase of the real estate and the construction of the Hotel and has managed the Hotel Properties continuously since then, no environmental survey is being required by the General Partner in connection with the Sale. The waiver by the General Partner of an environmental survey is a benefit to the Partnership and the Limited Partners.

     Covenants, Representations and Warranties. The Purchase Agreement will require the General Partner and the Partnership, at all times between the signing of the Purchase Agreement and Closing: (1) not to enter into any new undertakings or agreements relating to the management, financing or maintenance of the Hotel Properties, other than in the ordinary course of business; (2) to continue to operate and maintain the Hotel Properties in the same manner that the Partnership has operated and maintained the Hotel Properties during its ownership, and to continue complying with all provisions of the service contracts and other agreements to which they are parties, and to continue compliance with all applicable laws, ordinances, rules and regulations to which the Partnership or the Hotel Properties is subject; (3) to maintain all insurance on the Hotel Properties; (4) not to remove any personal property from the Hotel Properties unless such personal property is replaced with property of like kind and like value; (5) not to enter into any agreement granting to any other party the right to purchase the Hotel Properties or to alienate, lien, encumber or otherwise transfer any portion of the Hotel Properties or any interest therein.

     The Partnership and the General Partner will make the following representations and warranties to each other in the Purchase Agreement: (1) that they are duly organized and validly existing under the laws of Indiana;
(2) that they have the power and authority to enter into the Purchase Agreement and that all necessary action has been taken to authorize their respective executions and performance of the Purchase Agreement and the consummation of the transactions contemplated therein; (3) that the Partnership owns good, marketable and indefeasible fee simple title to the Hotel Properties free and clear of all liens, encumbrances, security interests and other defects in title other than permitted exceptions; and, (4) that the Partnership owns good and marketable title to the personal property free and clear of all liens, encumbrances security interests and other defects in title other than permitted exceptions.

     The General Partner will not assume any indebtedness, obligations, commitments or liabilities of the Partnership relating to the Hotel Properties imposed under any law relating to the environment, health or safety, and arising out of any act, event or condition occurring or existing prior to the Closing. Although customary in transactions such as the Sale, the Partnership will not be required to make any representations or warranties regarding environmental matters. The waiver by the General Partner of any requirement that the Partnership make environmental warranties and representations is a benefit to the Partnership.

     Agreement Regarding Employees. The Partnership will take all action as is necessary to terminate the employment of all Partnership employees as of the Closing Date. The General Partner will take all action as is necessary to employ all Partnership employees as of the Closing Date in the positions and with the compensation and benefits equivalent to those employees' employment with the Partnership. The General Manager and Assistant General Manager currently already are employees of the General Partner.

     Closing Costs. The Partnership and the General Partner each shall be responsible for their respective costs and expenses (including attorneys fees) incurred in connection with the execution of the Purchase Agreement and the closing of the transactions contemplated therein.

     Default and Remedies. If the General Partner fails to perform any of its obligations under the Purchase Agreement, or fails to keep or observe any other covenant, agreement or obligation to be kept or observed by the General Partner under the Purchase Agreement and does not cure such failure prior to Closing, then the Partnership shall have the right to terminate the Purchase Agreement in which event the Earnest Money shall be paid to the Partnership and the Partnership may pursue any and all other rights available at law or in equity. If the Partnership fails to perform any of its obligations under the Purchase Agreement, or the Partnership fails to keep or perform any other covenant, agreement or obligation to be kept or performed by the Partnership under the Purchase Agreement and does not cure such failure prior to the Closing then the General Partner may terminate the Purchase Agreement or the General Partner may enforce specific performance of the Purchase Agreement.
If the Purchase Agreement is terminated for cause by the General Partner, the Earnest Money shall be immediately returned to the General Partner.

     Separate Legal Representation. Upon approval of the Proposals by the Limited Partners of the Partnership, the General Partner shall select and
engage on behalf of the           Limited Partners     independent legal counsel
to represent the           Limited Partners     with respect to the terms (other
than     assets to be purchased and      price) of the Purchase Agreements and
related documents and the consummation of the transactions contemplated therein.

     Conditions Precedent to Closing. The obligation of the General Partner to consummate the Sale will be, at the General Partner's option, subject to the occurrence of the following events prior to February 28, 1997:

          Financing Condition. The General Partner shall have obtained financing in amounts and subject to terms satisfactory to the General Partner in its sole discretion, including, but not limited to, the satisfactory completion of a public offering of the General Partner's common stock.

          Lender and Other Consents. The Partnership shall have received consents of all third parties necessary to consummate the Proposals and the transactions, including, but not limited to consents from mortgage lenders.

          Limited Partnership Approval by Majority Vote. The Sale shall have received the consent of the holders of a majority of the Units of limited partnership interests in the Partnership in accordance with the Partnership Agreement and applicable law.

          Closings of Other Transactions With Related, Affiliated Partnerships. The General Partner shall have obtained the approval of the limited partners holding a majority of units of limited partnership interests of Signature I, II, III, IV, V, VI, VIII,
     IX, X, XI, XII, XIV, XVII, XXI, Northwestern, Southport, Elkhart, Normal/Peoria and Knoxville, Ltd. Limited Partnerships to the sale of the respective hotel properties owned by those partnerships to the General Partner in accordance with asset purchase agreements similar to the Purchase Agreements, and the General Partner shall have satisfied or waived all conditions to closing of each of those asset purchase agreements, subject to the General Partner's right, in its discretion, to waive this condition with respect to the acquisition of one or more of the other affiliated partnership properties.

     Adjustments, Prorations and Credits. Set forth below are certain items to be adjusted, prorated or credited between the Partnership and the General Partner at Closing. All credits to the General Partner from the Closing adjustments and prorations described herein shall reduce the cash payable at Closing, and all credits to the Partnership from the Closing adjustments and prorations described herein shall increase the cash payable at Closing.

     For purposes of this discussion, it is assumed that the Sale and the Distribution In-kind will occur on the same day.

     Taxes and Assessments. All real estate and personal property taxes assessed against the Hotel Properties for years prior to the year of the Closing and all penalties and interest thereon shall be paid by the Partnership. All real estate and personal property taxes assessed against the Hotel Properties for the year of the Closing shall be prorated between the Partnership and the General Partner as of the Closing Date on the basis of the exact number of days each will own the Hotel Properties.

     Utilities. Water, electricity, sewer, gas, cable television, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, and on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date. The Partnership shall be responsible for all such charges for the periods prior to the Closing Date. The General Partnership shall be responsible for such charges for the period on and after the Closing Date.
                                     -16-

     Accounts Payable. Accounts payable accrued prior to the Closing Date shall be the responsibility of the Partnership. The General Partner shall be responsible for all accounts payable accruing on and after the Closing Date.

     Guest Advance Deposits. The liability for all unearned guest advance deposits (if any) on the books of the Partnership on the Closing Date shall be assumed by the General Partner and shall be credited against payment of the Purchase Price.

     Accrued Payroll and Employee Expenses. To the extent practicable, all accrued but unpaid employee salaries and benefits and all accrued but unpaid payroll, F.I.C.A., employee benefit and other employee-related taxes ("Employees Costs") due and payable for the period prior to the Closing Date shall be paid by the Partnership in full at or prior to Closing without proration or contribution from the General Partner. The General Partner shall assume and receive credit against payment of the Purchase Price for all accrued Employees Costs prior to Closing which are not paid on or before Closing. The General Partner shall be responsible for all Employee Costs accruing on and after Closing.

     Sales/Lodging Taxes. All sales and/or lodging taxes applicable to guest room rental charges or public room rental charges accruing prior to the Closing Date shall be the responsibility of the Partnership. The General Partner shall be responsible for such taxes accruing on or after the Closing Date.

     Prepaid Insurance. Any amounts of prepaid insurance on the books of the Partnership as of the Closing Date representing payments for insurance coverage for any period subsequent to the Closing Date shall be credited to the Partnership and paid at Closing.

     Accounts Receivable. All accounts receivable accruing prior to the Closing Date shall remain the sole property of the Partnership, and the General Partner shall have no rights, title or interest in such accounts receivable.

     Closing Procedures. If the Proposals are approved, Closing of the Sale shall take place as follows:

          Closing shall occur on a date specified by the General
     Partner not earlier than five (5) days following satisfaction of all conditions to closing in the Purchase Agreements.

          The Closing shall occur in the offices of Johnson Smith
     Pence Densborn Wright & Heath, Indianapolis, Indiana, or at such other location as may be selected by the General Partner.

     Distributions to Limited Partners of Net Sale Proceeds: Procedures and Timetables. On or within five business days after the Closing Date, the Partnership shall make cash distributions to the Limited Partners in an amount equal to 100% of the net proceeds of Sale which represents 75% of the appraised value of the Hotel Properties. See Section VI below for a description of distributions to Limited Partners in connection with the dissolution and termination of the Partnership.

             V.  Required Amendments to the Partnership Agreement

        As noted above under the "Introduction" portion of Section IV of this Statement, the General Partner intends to acquire 100% of the Partnership's

Hotel Properties in a two-part transaction. Part one will involve a sale of the portion of the Hotel Properties to the General Partner which will be equivalent to the Limited Partners' 75% interest in the Partnership. The second part of the transaction will involve a liquidating distribution of the remaining 25% portion of the Hotel Properties to the General Partner, in-kind. The net result of this two-part method of sale will be to allocate to the Limited Partners, as a group, 100% of the net cash proceeds of the sale (i.e. 75% of the value of the Hotel Properties) for their 75% partnership interest in the Partnership and to distribute in-kind to the General Partner the 25% remaining interest in the Hotel Properties in liquidation of the General Partner's 25% interest in the Partnership.
In order to facilitate the sale of the Hotel Properties, the following revisions, deletions and additions to the Partnership Agreement have been determined to be necessary. The complete text of the revisions, deletions and additions appear in the Second Amendment to Second
Amended Certificate and Agreement of Limited Partnership of Signature
VII Ltd. Limited Partnership (the "Amendment") which is attached to this Statement as Exhibit F and incorporated herein and by this reference made a part hereof:

     Amendment to Section 7.06 of the Partnership Agreement. Section 7.06 contains provisions concerning the allocation of gain or loss on the sale of partnership property. The Amendment adds new language which provides that in the case of a sale of an undivided fractional interest in the partnership property by the Partnership to the General Partner which undivided fractional interest is equal to the aggregate units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), the gain or loss on the sale of such undivided fractional interest shall be allocated entirely to the Limited Partners (as a group), provided that: (a) the Limited Partners (as a group) receive all distributable cash sale proceeds resulting from that sale; and, (b) the General Partner receives the distribution of the remaining undivided fractional interest in the partnership property as a distribution in kind in connection with the dissolution and termination of the Partnership in accordance with Article XVIII of the Partnership Agreement.

     Amendments to Section 8.02 of the Partnership Agreement. Section 8.02 contains provisions concerning the distribution of net proceeds of sales, financings and refinancings of Partnership properties. The Amendment adds new language which provides that in the event of any sale of an undivided fractional interest in the Partnership properties to the General Partner which undivided fractional interest is equal to the aggregate units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), all net proceeds of such sale shall be allocated and distributed to the Limited Partners (as a group), and the General Partner shall not receive any allocation or distribution of any such cash. Rather, the General Partner shall receive instead a distribution in-kind of the remaining undivided fractional interest in the Partnership's property represented by the General Partner's interest in the Partnership in connection with the dissolution and termination of the Partnership. The purpose of these revisions is to ensure that, in the event of a sale of an undivided fractional interest in the Partnership property to the General Partner, the Limited Partners will receive 100% of all distributable cash from the Net Sale Proceeds, and the General Partner will receive the remaining undivided fractional interest in the Partnership property.

            VI.  Dissolution, Termination and Final Distributions

     Dissolution/Termination of Partnership. Pursuant to Section 18.01(e) of the Partnership Agreement and the consents of the holders of a majority of Units, the Partnership will be dissolved and terminated upon the Sale of the

Hotel Properties. Following Closing, the General Partner will cause to be filed with the Secretary of State of Indiana a Certificate of Cancellation of Indiana Limited Partnership to effectuate such dissolution. This Certificate will effectively terminate the legal existence of the Partnership.

     Under Section 19.01 of the Partnership Agreement, upon the dissolution and final termination of the Partnership, the General Partner must take account of the Partnership's assets and liabilities and must conduct the liquidation of such assets as promptly as is consistent with obtaining the fair market thereof. Any proceeds received from the liquidation of the assets are required to be applied in the following order:

          (1) To the payment of all debts and liabilities of the Partnership to creditors in the order of priority provided by law and to the expenses of liquidation;

          (2) To the establishment of any reserves deemed necessary for any contingent liabilities or obligations of the Partnership;

          (3) To the repayment of any loans or advances that may have been made by any Partner to the Partnership;

          (4) To the Limited Partners in an amount equal to the excess, if any, of their capital contributions over prior distributions to them from all sources; and

          (5) Seventy-five percent (75%) of any remaining balance shall be allocated to the Limited Partners based on their percentage interest in the Partnership and twenty-five percent (25%) to the General Partner, except that the General Partner shall not receive any part of any balance of cash remaining from the Net Sale Proceeds.

     Pursuant to Section 19.03 of the Partnership Agreement, each Limited Partner will be furnished with a Liquidation Statement describing the disposition of the assets and liabilities of the Partnership and reporting any other information with respect to the liquidation of the Partnership.
Finally, Limited Partners shall be provided with a notice that the Partnership has been dissolved and that a Certificate of Cancellation of the Partnership has been filed in accordance with applicable law.

     Termination of Contracts. The Partnership's obligations under the Management Agreements between the General Partner and the Partnership, and the Partnership's obligations under the Franchise Agreements between the Partnership and the General Partner shall be canceled and terminated without cost or penalty to the Partnership upon the dissolution of the Partnership. Thus, the Partnership will have no further duties, obligations or responsibilities with respect to either the Management Agreements or the Franchise Agreements.

     Final Cash Distributions to Limited and General Partners. As described above, the Limited Partners of the Partnership will receive 100% of the net cash proceeds of the Sale on or within five business days of Closing. Upon the final wind-up of the Partnership, the Limited Partners will receive their allocable share of 75% of all other remaining cash, including (a) accounts receivable collections, (b) the net balance at Closing of the FF&E cash reserve, (c) the net cash balance at Closing of the Tax Escrow Account, (d) all cash generated from the operations of the Partnership up to the date of Closing, and (e) interest on such amounts, which amounts will be reduced by any and all liabilities of the Partnership which are not assumed by the

General Partner in connection with the Sale, and which were not credited against the General Partner's payment of the Purchase Price. The General
Partner will receive the remaining 25% of those items of cash        .

         VII.  Summary of Estimated Benefits from Sale of Properties and Liquidation of Partnership

     The following table includes pro forma financial information as if the Sale and the other proposed transactions occurred on December 31, 1995 and illustrates the disposition of proceeds of Sale, including payment of the Partnership's liabilities and the completion of distributions to the Limited Partners.

                       Table of Estimated Benefits
                      ----------------------------

                                                              Pro forma
Purchase of Hotel Properties                                  12/31/95
- ----------------------------                                  ----------
Hotel           Appraised Values
(real estate and personal property)                           9,100,000
(Less) estimated costs for title insurance,
 survey, appraisal, etc.                                        (34,000)
Adjustments for Real Estate Taxes unpaid                       (113,463)
                                                              ----------
Adjusted Hotel
   Appraised Values                                           8,952,537
(Less) Mortgage Principal Balance Outstanding                (5,017,422)
                                                              ----------

     Net Proceeds from Real Estate Sale (note 1)              3,935,115

     Limited Partners Share                                        75%
     Limited Partners Share Amount                           $2,951,336
     Number of Limited Partner Units                                451
     Amount per Limited Partner Unit                         $    6,544


Note 1: The General Partner's share of Net Proceeds from Real Estate Sale shall be distributed in the form of a deed of the "Remaining Interest" in the Hotel Properties.


                                                                  Pro forma
Winding-up of Partnership                                         12/31/95
- -------------------------                                         ---------
Add assets acquired by Buyer or liquidated:
  Working capital cash balance                                     200,000
Prepaid Insurance                                                    3,304
Account Receivables                                                 39,587
Supplies                                                            46,000
FF&E Cash Reserve                                                   88,775
Tax Escrow Cash Account                                             36,276

(Less) liabilities assumed by Buyer or paid:
  Trade Accounts Payable                                           (59,585)
Guests Advance Deposits                                               (809)
Accrued Payroll Expense                                            (35,346)
Sales and Lodging Taxes                                            (24,029)
                                                                   --------

  Net Business Assets and Liabilities (note 2)                     294,173

  Limited Partners Share                                                75%
  Limited Partners Share Amount                                   $220,630

  Number of Limited Partner Units                                      451

  Amount per Limited Partner Unit                             $        489


Note 2 - Does not include Limited Partner's Share of operating income
   from     January 1, 1996.

      VIII.  Purpose and Procedures for Majority Vote by Limited Partners
      -------------------------------------------------------------------

     Requirements Under Applicable Securities Laws. Under applicable state securities laws, regulations and policies pursuant to which the Units of limited partnership interests were sold to the Limited Partners, the General Partner was required to include in the Partnership Agreement certain "democracy" voting rights for the Limited Partners. Pursuant to those "democracy" rights, the Limited Partners are required to be given the right to determine by majority vote of limited partnership interests, among other matters, whether or not to (1) amend the partnership agreement, (2) approve or disapprove the sale of all or substantially all of the assets of the partnership, and (3) dissolve the partnership. All of these determinations are authorized to be done by the Limited Partners, only, and without concurrence of the General Partner. Moreover, the General Partner may be prohibited by certain regulations/policies from exercising any vote or consent with respect to any Unit of limited partnership interest owned by the General Partner regarding any matter submitted to the vote of the Limited Partners.

     Requirements Under Article XIV of the Partnership Agreement. Article XIV of the Partnership Agreement grants to the Limited Partners, as a group, the sole right, by a "Majority Vote" of units of limited partnership interest, and without the concurrence of the General Partner, to among other matters: (a) amend the Partnership Agreement; (b) dissolve the Partnership; and (c) approve or disapprove the sale or exchange of all or substantially all of the properties of the Partnership. Under Section 1.13 of the Partnership Agreement, the term "Majority Vote" is defined as the "affirmative vote or written consent of Limited Partners then holding of record more than 50% of the outstanding Units of the Partnership". Accordingly, under Article XIV of the Partnership Agreement, the Limited Partners are granted the exclusive right to approve or disapprove the transactions proposed by the General Partner. The Partnership currently has 451 Units of Limited Partnership interest, which are held by its Limited Partners. This means that the holders of 226 Units must provide their written consent to the proposed transactions in order for them to be approved. No Units of Limited Partnership interest are held by the General Partner.

     Voting Procedures and Instructions. The procedures and instructions for voting on (i.e. consenting to) the proposed transactions are set forth on both sides of the "Irrevocable Consent of Limited Partner of Signature VII Ltd. Limited Partnership," which accompanies this Statement. Please read those instructions carefully.


   IX.  General Partner's Duties, Conflicts of Interest and Risk Factors
        ----------------------------------------------------------------

     General Partner's Fiduciary and Other Duties to the Partnership and Its Limited Partners. A General Partner in an Indiana limited partnership has a fiduciary duty to exercise the utmost good faith, fairness and loyalty with respect to limited partners under both statutory and common law. This standard requires the General Partner to determine the best interests of the partnership and its limited partners and to conduct the business and affairs of the limited partnership accordingly. The fiduciary duty of a General Partner to a limited partnership and its limited partners is one of the highest duties recognized by law.

     In addition to the above-described general duties which obligate a General Partner as a matter of law, the Partnership Agreement requires the General Partner to perform other particular duties. These duties include, among others, the overall management, conduct and operation of the Partnership in all matters respecting the Partnership, its business and its property, subject to certain restrictions enumerated in the Partnership Agreement. However, provision has been made in the Partnership Agreement to the effect that the General Partner shall have no liability to the Partnership for any loss arising out of any act or omission by the General Partner, provided that the General Partner determined in good faith that its conduct was in the best interest of the Partnership and, provided, further that its conduct did not constitute fraud, gross negligence or intentional misconduct.

     The fiduciary duty of a General Partner to a limited partnership and its partners also includes the duty to disclose to the limited partners all significant and material information regarding the partnership and its affairs. Additionally, General Partners must exercise reasonable care in furnishing such information to the limited partners. With respect to a sale of the partnership assets, the General Partner of a syndicated partnership must obtain the limited partners' consent, and the General Partner bears the burden of complete disclosure of material facts relevant to the limited partners' decision whether or not to consent to such a transaction.

     In transactions between a limited partnership and its General Partner, the actions of the General Partner are subject to even greater scrutiny because the terms of the transaction are not the result of arms's length negotiations, and the General Partner is in a position to control all terms of the transaction. Such terms must be the result of the exercise of the General Partner's judgment in a manner consistent with its fiduciary responsibility to the limited partners and the partnership.

     The General Partner has endeavored in all respects to structure a commercially reasonable sale pursuant to a Purchase Agreements containing terms and provisions which are fair and reasonable to both parties.  Although
the price for the Hotel    Properties     has not been determined from an arm's
length bargaining process, as described in Section IV. of this Statement, the
price offered by the General Partner is the result of         independent
appraisals conducted by a qualified appraiser which has extensive experience in appraising hotel properties. The General Partner believes that the appraisals reflect the fair market value of the Hotel Properties.

     Conflicts of Interest. The General Partner is subject to various conflicts of interest arising out of its relationships with the Partnership and its Limited Partners. Because the Partnership originally was organized by the General Partner and because the Partnership has continuously been operated by the General Partner since then, these conflicts cannot be resolved through arms-length negotiations but must be resolved, if at all, through the exercise by the General Partner of its judgment consistent with its fiduciary responsibilities to the Partnership and its Limited Partners and the investment objectives and policies of the Partnership. These conflicts include, but are not limited to, the following:

           Transactional Conflicts. The General Partner is the proposed purchaser of the Partnership's Hotel Properties. As such, the General Partner is naturally desirous of obtaining the lowest possible price and the most favorable terms to it in connection with the transaction. As the proposed seller, the Partnership is naturally desirous of obtaining the highest possible price and the most favorable terms to it in connection with the transaction. However, by virtue of its dual position as the General Partner of the Partnership and as the purchaser in the transaction, the General Partner is in the position of exercising complete control over all of the terms of the Sale, both for itself as buyer and for the Partnership as seller. Therefore, there exists the potential for the General Partner to fashion the terms of the transaction in ways which are more favorable to it as the buyer than to the Partnership as the seller. The General Partner has endeavored to minimize these conflicts by engaging a qualified, independent appraiser to appraise the fair market value of the Hotel Properties on behalf of the Partnership in order to provide a more independent basis for determining the purchase price for the Hotel Properties to be paid by the General Partner. In addition, the General Partner has attempted to further reduce the conflicts by planning to engage the services of an independent counsel to review the Purchase Agreement, prior to its execution by the parties, to determine the general commercial reasonableness and fairness (other than price) of the terms of that Agreement. However, these efforts cannot eliminate totally the conflicts which exist.

           Choice of Legal Representative. Because of its position as manager of the Partnership, the General Partner will have complete control over the selection of the legal counsel to represent the
         Limited Partners     in connection with the review of the Purchase
      Agreements to determine commercial reasonableness and fairness of its terms. However, the General Partner believes that it will be able to retain an independent, qualified legal counsel to represent
      the            Limited Partners     in these matters.

           Choice of Appraiser. In its capacity as manager of the Partnership, the General Partner had total control over the selection of US Realty Consultants, Inc., as the appraiser of the Hotel Properties. However, the General Partner believes that USRC is a qualified, independent appraiser possessing extensive experience in appraising hotel properties and that USRC's appraisal is an accurate estimation of the fair market value of the Hotel Properties.

      Risk and Other Factors. In addition to the factors set forth elsewhere in this Statement, limited partners should specifically consider the following risk factors before signing the Consent accompanying this Statement:

                                     -23-
           Failure to Satisfy Conditions Precedent.  As explained in
      Section IV of this Statement, the Purchase Agreements contain certain conditions precedent which must be satisfied before closing. Among others, these conditions include the requirement that the General Partner be able to acquire any or all of the properties owned by other affiliates of the General Partner. If any condition precedent to those proposed acquisitions is not satisfied, the closing and consummation of the subject transactions may not occur.

           Tax Effect. As more completely described in Section X of this Statement, the subject transactions will result in certain federal income tax effects with respect to the Limited Partners. These effects include, among others, the treatment of the distribution of the Sale proceeds of the Hotel Properties to the Limited Partners as a fully taxable transaction. Although highly unlikely, the federal income tax liability could exceed the amount of cash received by the Limited Partner upon dissolution. Limited partners should carefully review Section X of this Statement and consult their tax advisors where appropriate.

           Release of Rights to Future Revenues. Although the General Partner believes that current trends in the hotel industry are such that now is a favorable time for Limited Partners to cash out their investments, there can be no assurance that values of hotel properties (including the Partnership's Hotel Properties) will not continue to rise. Limited Partners should be aware that, by consenting to the subject transactions, they are releasing and terminating any and all rights they may have to share in any future income, distributions and credits to be generated by the Partnership's Hotel Properties.

           Partners in More Than One Partnership.  As described earlier in this Statement, the General Partner is proposing to acquire each of the hotel properties owned by all of its affiliated limited partnerships, including the Hotel Properties owned by this Partnership.  The successful acquisition by the General
      Partner of each of those hotel properties is a condition
      precedent to the closing of the purchase of the Hotel Properties of this Partnership and the other transactions as described in this Statement.  Therefore, a limited partner who is a partner in both this Partnership and one or more of the other partnerships
      may be faced with a dilemma in deciding whether to provide his/   her
      consent to each of the proposed transactions.

           For example, a partner of the Partnership may wish to consent to the sale by this Partnership of its Hotel Properties to the General Partner, but may wish to withhold his consent to the proposed sale by another partnership of its hotel properties to the General Partner. The withholding of such a limited partner's consent in connection with another proposed transaction between the General Partner and another partnership, however, may adversely effect the consummation of the proposed sale by this Partnership of its Hotel Properties, since closing of the transaction with this Partnership is conditional upon the General Partner's ability to consummate each of the other proposed transactions.

                     X.  Federal Income Tax Consequences

        The following is a summary of the principal U.S. Federal income tax consequences resulting from the transactions described in the General Partner's Proposals. This summary does not purport to consider all the possible U.S. Federal income tax consequences of those transactions and is not intended to reflect the individual tax position of any Limited Partner. The actual tax consequences of the Proposals to any Limited Partner will depend on that Partner's own tax circumstances. This summary deals with interests in the Partnership held as capital assets. Because the General Partner is unaware of the existence of Limited Partners who are tax-exempt entities or non-United States persons not subject to U.S. Federal income tax on worldwide income, this summary is inapplicable to such persons. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and regulations as now in effect and as currently interpreted and does not take into account possible changes in such laws or interpretations, any of which may be applied retroactively. Except as described in Possible Indiana Tax Withholding below, this summary does not include any description of the tax laws of any state, local or foreign governments possibly applicable to the transactions contemplated by the Proposals. Limited Partners should consult their own tax advisors concerning the application of U.S. Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

     Sale of Interest in Hotel Property/Special Allocation. The sale of an undivided interest in the Hotel Properties will be a taxable event to the Partnership and Limited Partners. Each Limited Partner will be required to take into account the share of income, gain or loss realized from that sale which is allocable to such Partner's interest in the Partnership. By reason of the proposed special allocation of Partnership income, all income, gain or loss from the sale of the Hotel Properties will be allocated to the Limited Partners in the aggregate. In determining the tax consequences of the proposed sale, each Limited Partner will be required to take into account separately his, her or its distributive share of the gains or losses realized by the Partnership from transfers of property described in Section 1245 and 1231 of the Code (relating to certain depreciable and other property used in a trade or business) and certain "tax benefit" income. Gain allocable to any
Section 1245 property and "tax benefit" income will be taxable as ordinary income. The aggregate net gain or loss recognized by a Limited Partner on dispositions of Section 1231 property in any taxable year will be taxable as long-term capital gain or ordinary loss, respectively, except that any net
Section 1231 gain will be treated as ordinary income to the extent of net losses from the sale or exchange of Section 1231 property in the previous five years.

     Receipt of Special and Liquidating Distributions. Upon receipt of the final liquidating distribution, each Limited Partner will recognize capital gain or loss from the dissolution of the Partnership in an amount equal to the difference between the sum of all liquidating distributions received from the Partnership, which will include the special distribution of proceeds from the sale of Hotel Properties, and his, her or its basis in the interest in the Partnership. Such gain or loss will be long-term capital gain or loss if the interest in the Partnership is held by the Limited Partner for more than twelve months. The entire amount of gain or loss recognized on the dissolution of the Partnership must be taken into account by each Limited Partner in the taxable year in which the final liquidating distribution is received. It is expected that the Closing Date will occur in the same taxable period in which all liquidating distributions will be made available to the Limited Partners. If the taxable period in which the Closing Date occurs does close before the final liquidating distribution becomes available, the Limited Partners must account for the tax consequences from the sale of Hotel Properties in the first such taxable period and for the tax consequences from the dissolution of the Partnership in the latter taxable period.

     Basis of Units. In general, each Limited Partner had an initial tax basis in his interest in the Partnership ("Initial Basis") equal to the cash or other property he transferred to acquire that interest. A Limited Partner's Initial Basis in his interest in the Partnership generally is increased by (i) such Limited Partner's share of Partnership taxable and tax-exempt income and (ii) increases in such Limited Partner's allocable share of liabilities of the Partnership. Generally, such Partner's basis in his interest in the Partnership is decreased (but not below zero) by (A) such Partner's share of Partnership distributions, (B) decreases in such partner's allocable share of liabilities of the Partnership, (C) such Partner's share of losses of the Partnership and (D) such partner's share of nondeductible expenditures of the Partnership that are not chargeable to his capital account. In calculating a Limited Partner's basis in his interest in the Partnership for purposes of determining gain or loss on the dissolution of the Partnership, such Partner will take into account his, her or its allocable share of income, gain, loss and deduction of the Partnership, including gain or loss on the sale of the Hotel Properties, for the year or years of the Partnership which include the Closing Date and the date on which the final liquidating distribution is made available to the Limited Partners.

     Suspended Losses. Certain taxpayers, including individuals and "closely-held C corporations," are prohibited from deducting in any taxable year otherwise allowable losses from a particular business or activity, including losses allocable to an investment in the Partnership, in excess of the aggregate amount such taxpayers are "at risk" with respect to such business or activity as of the end of such year. Losses of the Partnership not deductible by a Limited Partner in the year they are initially sustained because of the "at risk" limitation may be deductible in succeeding tax periods, again subject to the "at risk" and other limitation provisions. In general, a Limited Partner will be considered "at risk" in respect of his interest in the Partnership to the extent of the sum of (i) that Partner's Initial Basis; (ii) the difference between gains and profits of the Partnership allocated to that Partner over losses and deductions of the Partnership allocated to such Partner; (iii) any Partnership"qualified nonrecourse financing" (as defined under Section 465(b)(6) of the Code) allocable to that Partner; and (iv) any gain recognized by that Partner on the dissolution of the Partnership.

     Separate and apart from the "at risk" rules described above, Section 469 of the Code generally prohibits certain taxpayers, including individuals, estates, trusts and personal service corporations, from deducting in any taxable year otherwise allowable losses from "passive" activities in excess of income and gains from the same or other "passive" activities in such year.
(In addition, certain "closely-held C corporations" will be subject to the passive activity loss limitation rule except that losses from "passive" activities may offset net "active" income, but not "portfolio" income.) For this purpose, "passive" income does not include interest, dividends, annuities and royalties not derived in the ordinary course of a trade or business and gain or loss derived from the disposition of property producing such income or held for investment ("portfolio" income). A Limited Partner's determination of income which passive losses may currently offset must exclude such "portfolio" income. Disallowed losses carry forward and are treated as "passive" losses in subsequent years to the extent of the taxpayer's net "passive" income in such year. Disallowed "passive" losses will be deductible by a Limited Partner upon the completion of the transactions described in the General Partner's Proposals, offsetting, in the following order, income or gain realized in respect of the Partnership, other net "passive" income, and any "portfolio" and "active" income.

     Possible Indiana Tax Withholding. The General Partner will be required to withhold Indiana gross income, adjusted gross income and net supplemental income tax from gain, loss or income realized by the Partnership on the sale of the Hotel Property located in Indiana or the conduct of Indiana-situs operations which is allocable to Limited Partners not resident or qualified to do business in Indiana, unless such Partner is resident in a jurisdiction for which a full credit may be available.


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                         XI.  Selected Financial Data

     The following table sets forth certain historical financial data relating to the Partnership's operating revenues, income (loss) from continuing operations, total assets and long term obligations for the five year period from 1991 through 1995. Income (loss) from continuing operations per Unit, as well as other per Unit information, is set forth in Section XII.


                 Schedule of Selected Five Year Financial Data
                   Concerning the Partnership's Operations
                          Hotels: Columbus & Kokomo

Statistics:             1991        1992        1993        1994        1995
- ----------              ----        ----        ----        ----        ----
  Number of Rooms
    - Columbus           125         125         125         125         125
  Number of Rooms
    - Kokomo             101         101         101         101         101

  Occupancy - Columbus  57.7%       64.9%       59.6%       61.1%       64.7%
  Occupancy - Kokomo    69.6%       59.3%       62.5%       69.3%       81.4%

  Average Daily Rate
    - Columbus         $47.82      $49.04      $50.36      $53.59      $56.39
  Average Daily Rate
    - Kokomo           $47.43      $48.33      $49.35      $52.68      $55.30

  Revpar - Columbus    $27.59      $31.83      $30.01      $32.74      $36.48
  Revpar - Kokomo      $33.01      $28.66      $30.84      $36.51      $45.01

Operating Results:

  Hotel Revenue
    - Columbus     $1,301,625  $1,498,624  $1,426.101  $1,543,094  $1,711,463
  Hotel Revenue
    - Kokomo       $1,263,522  $1,104,016  $1,202,794  $1,411,220  $1,731,534

  Net Income (Loss)
    - Columbus      ($102,199)   $ 58,328    $ 34,916    $ 89,571   $ 129,691
  Net Income (Loss)
    - Kokomo         ($42,534)   $ 77,875    $  8,700    $183,024   $ 351,500

Total Assets:

  Columbus         $3,641,723  $3,658,726  $3,558,954  $3,526,840  $3,399,381
  Kokomo           $2,884,641  $2,731,026  $2,667,774  $2,770,873  $3,403,113

    Total          $6,526,364  $6,389,752  $6,226,728  $6,297,713  $6,802,494
                    ---------   ---------   ---------   ---------   ---------
Long Term Debt Obligations:

     Columbus      $2,952,584  $2,864,778  $2,819,395  $2,768,552  $2,725,003
     Kokomo        $2,156,109  $2,066,651  $1,986,930  $1,938,405  $2,176,214

          Total    $5,108,693  $4,931,429  $4,806,325  $4,706,957  $4,901,217
                    ---------   ---------   ---------   ---------   ---------


                  XII.  Book Value, Distributions and Income

     The following table sets forth certain information concerning the Partnership's book value per Unit, cash distributions declared and paid per Unit and income (loss) per Unit from continuing operations for the five year period from 1991 through 1995:


     Schedule of Per Unit Book Value, Cash Distributions and Income (Loss)

Book Value:              1991       1992       1993       1994       1995
- ----------               ----       ----       ----       ----       ----

  Total
   (Columbus & Kokomo) $976,996  $1,145,590  $1,094,797  $1,295,833 $1,548,656
  Number of L.P. Units      451         451         451         451        451
  Per Limited
   Partner Unit         $ 1,624     $ 1,905     $ 1,820     $ 2,155    $ 2,575

Limited Partner Cash Distributions:
  Total
   (Columbus & Kokomo)     $0       $ 0,807    $ 53,724   $ 171,276  $ 412,361
  Number of L.P. Units     451          451         451         451        451
  Per Limited
   Partner Unit            $0         $ 157       $ 119       $ 380      $ 914

       Cumulative Limited Partner Distributions             $ 2,469
       Per Unit, 1986 to 1995 As a percentage of              24.7%
       Original Investment Per Unit

Income (Loss):

  Total Net Income    (Loss)
    (Columbus & Kokomo)  $(144,733)  $136,203  $ 43,616   $ 272,595  $ 481,191
  Number of L.P. Units         451        451       451         451        451
   Income (Loss) Per
     Limited Partner Unit  $  (241)    $  227    $   72      $  453      $ 800


                    XIII.  Pro Forma Financial Information

     The Summary of Estimated Benefits from Sale of Property and Liquidation of Partnership, which is included in Section VII of this Statement, sets forth certain pro forma financial information concerning the Sale and the other proposed transactions, as if the Sale and the other transactions had occurred on December 31, 1995, the end of the Partnership's last fiscal year. The purpose of that pro forma financial information is to provide the Limited Partners with information concerning the impact of the proposed transactions by showing how the transactions might have effected historical financial statements, had the transactions been consummated at an earlier time.
However, because the Partnership will be liquidated and dissolved, assuming the transactions are effectuated, no pro forma financial information is being supplied with respect to the future prospects of the Partnership as would ordinarily be required under Article 11 of Regulation SX.

                         XIV.  Regulatory Requirements

     The Partnership is required to comply with the rules and regulations promulgated under the federal and state securities laws administered by the Indiana Secretary of State, other state regulatory agencies and the United States Securities and Exchange Commission ("SEC") in connection with the solicitation of Consents with respect to, and the consummation of, the transactions proposed herein by the General Partner. The Partnership must also comply with the substantive and procedural requirements of the Partnership Agreement. Please refer to Section XVI of this Statement for a description of the terms and conditions of the Partnership Agreement. The Partnership believes that it is, and will continue to be, in full compliance with all the requirements of federal and state securities laws and the Partnership Agreement.

     Other than the requirements of federal and state securities laws and the Partnership Agreement, there are no federal or state regulatory requirements which must be complied with or with respect to which approval must be obtained in connection with the transactions proposed herein by the General Partner.


                            XV.  Appraisal Reports

     US Realty Consultants, Inc. Appraisal Reports. On February 16, 1996 the general partner on behalf of the partnership engaged the services of US Realty Consultants, Inc. ("USRC") to perform appraisals of the Partnership's two Hotel Properties located in Kokomo, Indiana and Columbus, Ohio and to estimate the fair market value (on a going concern basis) of the fee simple estate in those properties, including the furniture, fixtures and equipment components thereof. The scope of the appraisals involved the systematic research and analysis necessary for USRC to reach value conclusions for the Hotel Properties. In connection with their analysis, USRC inspected both Hotel Properties, conducted market research in regard to similar and comparable hotel properties, assembled data from the general market area for the Hotel Properties and studied the competitive hotel markets for the Hotel Properties. In addition, USRC gathered and analyzed data in regard to income, expense, capitalization rate, discount rate, comparable improved sales and real estate
tax, zoning and flood plane data relating to the Hotel Properties.     A more
detailed explanation of the appraisal process as described in the Summary Appraisals is as follows:

           The initial step was to inspect the subject, general market area, and neighborhood. Market research included the assembly of data from public records, real estate specialists, governmental entities, real estate publications, as well as owners/investors, management and hotel managers at similar and comparable properties. Information from the market area was collected and studied in order to define the character, composition and the propensity for change in the subject trade area. This information was analyzed to determine the influences which will impact the surrounding market area and the value of the subject property.

           After analyzing the macro-environment, research was conducted relevant to the valuation process, including gathering income, expense, capitalization rate, and discount rate data; comparable improved sales; real estate tax, zoning, and flood plain data and any other information pertinent to the valuation of the subject property. This information was reviewed, confirmed when necessary, and analyzed through the approaches to value.

           The competitive hotel market was analyzed. Management of most of the competitive hotel properties were interviewed. Improved sale comparables were all analyzed, and where possible were confirmed with either the buyer, the seller or a knowledgeable third party.

     In order to estimate the market value of the Hotel Properties, USRC utilized the Income Capitalization and the Sales Comparison approaches to commercial real estate valuations.

        The appraiser deemed the Income Capitalization Approach to be the most applicable method to estimate the fair market value of the Partnership's Hotel Properties. The Sales Comparison Approach was utilized to provide an additional point of reference. Numerous hotel sales were analyzed, and the analysis rendered a meaningful conclusion of value. Due to the age of the Partnership's Hotel Properties, significant depreciation exists, which is difficult and subjective to quantify. As a result, the "Cost Approach," which estimates the cost to replace the improvements, was not completed. In addition, the Cost Approach would not reflect the reasoning or approach taken by an investor for a property of the age and type of the Partnership's Properties. A discussion of the Income Capitalization and Sales Comparison approaches is as follows:

     Income Capitalization Approach. Under the Income Capitalization Approach an appraiser analyzes a property's capacity to generate income (or other monetary benefits) and converts this capacity into an indication of value.
The approach is suitable for properties that have obvious earning power and investment appeal but is inappropriate for properties that have no readily discernible income potential. Further, this approach is based on the premise that the value of a property is represented by the present worth of anticipated future benefits to be derived from ownership. There are two basic techniques which can be used for analysis purposes: Direct Capitalization and Discounted Cash Flow.

     Direct Capitalization converts an estimate of a single year's income expectancy or an annual average of several years' income expectancies into an indication of value in one direct step. Direct Capitalization is especially useful when analyzing a property that has achieved a stabilized level of operations and occupancy.

     Discounted Cash Flow analysis is a market reflective method of estimating the present worth of anticipated income benefits. This analysis converts a stream of expected income into a present value and is most appropriate when valuing a property that has not yet reached stabilized occupancy.

     In valuing the Partnership's Hotel Properties, it was the opinion of the appraiser that the direct capitalization valuation technique was most useful in its analysis. The appraiser estimated cash flow for a typical stabilized year. Their estimates were based upon results of the Partnership's Hotel Properties' historical operations, the performance of comparable Signature Inn facilities, industry standards and assumptions regarding the environment in which the subject hotels operate.

     On the basis of this approach, the appraiser estimated the market value of the fee simple estate of the going concern of the Kokomo Hotel Property to be $4,800,000 of the Columbus, Ohio Hotel Property to be $4,300,000, for an aggregate of $9,100,000.

     Sales Comparison Approach. The Sales Comparison Approach is defined in "The Dictionary of Real Estate Appraisal," Third Edition, (published by the Appraisal Institute, 1993), as:

           A set of procedures in which a value indication is derived by comparing the property being appraised to similar properties that have been sold recently, applying appropriate units of comparison, and making adjustments to the sale prices based on the elements of comparison.

     This approach is based on the premise that the market value of a property is directly related to the prices paid for similar properties which have recently sold. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable, its price tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     Under this approach, USRC collected information concerning a number of transactions involving the sale of limited services hotels in the Mid-Western, Mid-Atlantic, Southern and New England regions. The data was verified by USRC through sources deemed reliable, using commonly accepted appraisal methodology.

     Two techniques were utilized in this valuation approach. First, a Linear Regression Analysis was performed to demonstrate that the sale price is a function of income. Next, Effective Rooms Revenue Multiplier was developed which adjusts the sales prices of the comparables based on differences in room revenue. The presentation of these techniques then led to the appraiser determining an estimate of market value via the Sales Comparison Approach.

     Using this approach, the appraiser estimated the fair market value of the going concern of the fee simple estate in the Kokomo Hotel Property to be $4,800,000 and the Columbus Hotel Property to be $4,400,000, for an aggregate of $9,200,000.

     Reconciliation of Value. The two approaches, Income Capitalization Approach and Sales Comparison Approach, represent alternative ways of viewing market phenomena. A final estimate of value was selected by the appraiser as the dominate tendency or most probable outcome from the range of possible outcomes. In final analysis, the appraiser based its estimate of value on the Income Capitalization Approach, since the Partnership's Hotel Properties represent investments capable of attracting investor capital. The Sales Comparison Approach was used to provide additional support for the appraiser's conclusions.

     Based upon their research and analysis,    and using applicable, standard
appraisal techniques in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and 1994, and the Uniform Standards of Professional
Appraisal Practice (1995 Edition),     USRC estimated the market value of the
fee simple estate of the going concern of the Kokomo, Indiana Signature Inn Hotel, as of February 28, 1996, at $4,800,000 and the similar value of the
Columbus, Ohio Signature Inn Hotel   , as of February 23, 1996,     at
$4,300,000, for a combined appraised value of both hotels of $9,100,000.
USRC issued Summary Reports of Complete  Appraisals on both Hotel
Properties dated March 11, 1996, copies of which are attached to this statement as Exhibits C and D. In addition, USRC has issued more
descriptive summary reports.             All appraisal reports shall be
made available for inspection and copying at the principal executive
offices of the General Partner at      250 E. 96th Street,
Suite 450 Indianapolis, Indiana 46240    during its regular business hours
by any interested Limited Partner or his representative who has been so designated in writing. A copy of any such appraisal reports will be transmitted by the General Partner to any interested Limited
Partner or his representative who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

     Experience and Qualifications of the Appraiser. USRC was organized in 1983. USRC operates regional offices in Atlanta, Georgia, Chicago, Illinois and Columbus, Ohio. USRC specializes in providing commercial real estate appraisal and consulting services in four major areas of the real estate industry: Health Care Services Facilities, Hospitality & Resort Industry Services, Golf and Country Club Services and Real Estate Appraisal Services.

     Through its Hospitality & Resort Industry Services Group, USRC has extensive experience in providing appraisal services for the hotel industry. USRC employs professionally-trained hoteliers with outstanding academic credentials and over forty combined years of industry experience. USRC has participated in over 500 hotel and resort-related engagements since 1991 and has knowledge and experience in all product segment types of the hotel industry including limited-service to full-service, hard-budget to luxury resort, commercial to convention and extended-stay to all-suite.

     Many of USRC's hotel appraisal assignments have been national in scope and have included national brand name affiliations such as Best Western, Days, Embassy Suites, Fairfield Inn, Hampton Inn, Hilton, Holiday Inn, Howard Johnson, Knights Inn, LaQuinta, Quality, Radisson, Ramada, Red Roof, Sheraton and Westin. USRC has been a major participant in the development of analytical software programs designed specifically for hospitality and resort consulting and appraising purposes. As further evidence of USRC's expertise in providing appraisal services in the hotel industry, USRC publishes a seasonal pamphlet titled Hospitality Perspectives which provides information with respect to trends in the hotel industry including regional reports on average daily rates and occupancy.

      Selection of the Appraiser. The General Partner considered and reviewed the credentials of three other nationally recognized firms, before selecting USRC as the appraiser to conduct the appraisal on the Partnership's Hotel Properties. The other three firms which had been considered by the General Partner were Hospitality Valuation Services of Miami, Florida, and Cushman & Wakefield, Inc. of New York, New York, as well as the Financial Advisory Services Department of the accounting firm, Coopers & Lybrand LLP. The General Partner made its decision to hire USRC over the other firms based upon the criteria established by the Company, included years of experience, national reputation, specialization in appraising hotel properties and experience in appraising hotels in the Mid-West region of the United States.

     Independence of the Appraiser. Prior to its engagement by the General Partner on behalf of the Partnership, USRC had only minor prior business relationship with the General Partner or any of its other affiliated entities. However, the General Partner, on behalf of certain other of its affiliated Limited Partnerships, has engaged USRC to conduct appraisals on behalf of those entities, as well. Nonetheless, the General Partner does not believe that the engagement of USRC by other affiliated partnerships for purposes of appraising their respective properties interferes with the independence of USRC in conducting the appraisal of the Partnership's Hotel Properties. In order to document USRC's independence, the General Partner has obtained from USRC a completed due diligence questionnaire which supports the independence of the appraiser.

     Cost of Appraisal. The Partnership has a paid the $10,000 cost of the appraisals.

                           XVI.  Material Contracts

     A.  Past and Present Material Contracts.

     The Franchise Agreements. The Partnership has entered into a standard Signature Inn Individual Hotel License Agreement with the General Partner with respect to each of the Hotel Properties. Those agreements are more fully described in Section III of this Statement.

     The Management Agreements. The Partnership has also entered into a Management Agreement with the General Partner with respect to each of the Hotel Properties. Those agreements are more fully described in Section III of this Statement.

     The Partnership Agreement. The Partnership Agreement sets forth the terms and conditions pursuant to which the affairs of the Partnership are governed and the relative rights and duties of the General Partner and the Limited Partners. The discussion which follows refers only to the Partnership Agreement, that is, the Second Amended Certificate and Agreement of Limited Partnership dated August 13, 1986, as amended, and not to any preceding certificates or agreements. Please refer to Section III of this Statement for a discussion of prior certificates and agreements.

           Powers of the General Partner. The General Partner has full, exclusive, and complete authority and discretion in the management and control of the business of the Partnership. Limited Partners have no right or power to take part in the management of, or to bind, the Partnership.

          Liabilities of the Limited Partners. The Partnership Agreement provides that no Limited Partner shall be liable for any debts or obligations of the Partnership in excess of the amount of his/her Capital Contribution which has not been previously returned to him/her, except that, under applicable law, the Limited Partners may be required to return (with interest) amounts distributed to them as a return of their Capital Contributions if the Partnership is unable to pay creditors who extended credit to the Partnership prior to the date of any such return of capital. In addition, all undistributed Cash Available for Distribution and proceeds of the sale or financing of Partnership Properties which would otherwise be distributed to the Partners are available, along with all Partnership assets, to creditors to satisfy the debts and obligations of the Partnership until actually distributed. Upon payment in full of the subscription price, Units acquired by Limited Partners pursuant to the Partnership Agreement become fully paid and nonassessable. No Limited Partner has the right to withdraw all or any portion of his Capital Contribution until the full and complete winding up and liquidation of the business of the Partnership, except as otherwise provided by law.

          Voting Rights of the Limited Partners. Limited Partners may, with the affirmative vote of those holding more than 50% of the Units, take action on the following matters: (a) the approval or disapproval of the sale or exchange of all or substantially all of the Partnership's properties; (b) dissolution of the Partnership;
     (c) removal of a General Partner or any successor General Partner;
     (d) election of new General Partner upon the removal, retirement, bankruptcy, insolvency or death of a General Partner or any successor General Partner; (e) amendment of the Partnership Agreement.

     The right of the Limited Partners to amend the Partnership Agreement, however, is limited with respect to amendments affecting limited liability of the Limited Partners and the rights and interests of the General Partner. Amendments receiving the requisite vote will be executed by the General Partner on behalf of all Limited Partners acting pursuant to the power of attorney contained in the Partnership Agreement.

          Other Terms and Conditions. For a more complete description of the terms and conditions of the Partnership Agreement please
     refer to the Partnership's    Amended    Form 10-KSB    Report
     for 1995 attached hereto as Exhibit A.

     B.  Proposed Material Contracts

     The General Partner is proposing that the General Partner and the Partnership enter into an Asset Purchase Agreement which shall constitute a legally binding obligation of both the Partnership to sell and the General Partner to buy the Initial Interest in the Hotel Properties. A description of the terms and conditions of the Asset Purchase Agreement is set forth in
Section IV of this Statement.


        XVII.  Marketability of Units of Limited Partnership Interests

     The Partnership's common equity consists of Units of limited partnership interest in the Partnership. There is only one class of Units, and all Units have the same rights and the same interests in income, loss, distributions and capital of the Partnership. Each Unit represents a total required capital contribution of $10,000. Units are not subject to assessment for additional contributions. Holders of the Units possess certain limited voting rights (with respect to those matters which are submitted to a vote of the Limited Partners) and rights to certain distributions. Such voting and distribution rights will be based upon the number of Units owned by each Limited Partner. The Partnership Agreement contains a number of restrictions on the transferability of the Units. The General Partner does not have the right and is not obligated to redeem or repurchase the Units, and the Partnership Agreement prohibits the holders of the Units from withdrawing their respective capital contributions.

     The Units are not listed on any securities exchange and are not subject to any quotations under the "NASDAQ" system. The Units are not actively traded in any established public trading market. Units are expected to be transferable, if at all, only in privately negotiated transactions. Accordingly, the Partnership is unable to furnish any information with respect to ranges of high and low bid quotations for the Units during the past two years.

     The following table sets forth the number of Units outstanding and the approximate number of holders or record of the Units as of the date of this report:

                    Number of              Number of
                Outstanding Units      Holders of Record
                      451                    393

            XVIII.     Amended     Form 10-KSB    Report;
                       Form     10-QSB Report    and June 30, 1996
                    Unaudited Financial Statements

     Until recently, the Partnership was required to file annual, quarterly and current reports with the Securities and Exchange Commission ("SEC"), pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934 (the "Act"). As a result, however, of a recent amendment to Rule 12g-1 promulgated by the SEC under the Act, the Partnership became eligible for an exemption from the registration and reporting requirements under
Section 12(g), provided that the Partnership file a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Act ("Form 15"). The Partnership filed its Form 15 on July 17, 1996, and, under Rule 12g-4, termination of the Partnership's registration of its Units of Limited Partnership Interest shall take effect 90 days thereafter (i.e., October 15,
1996).

     On or about           August 21    , 1996, the Partnership filed its
   Amended     Form 10-KSB        Report with the SEC for the year ended
December 31, 1995. A copy of that report is attached to this Statement as Exhibit A. Also, on May 15, 1996, the Partnership filed its Form 10-QSB Quarterly Report with the SEC for the quarter ended March 31, 1996.
A copy of that report is attached to this Statement as Exhibit B.
Also, the Partnership's June 30, 1996 unaudited financial statements are attached to the Statement as Exhibit H.


                XIX.     Amended     Rule 13e-3 Transaction Statement

     Rule 13e-3 promulgated by the SEC under the Act requires the Partnership to file a Schedule 13E-3 with the SEC in connection with this Statement. A
copy of the Schedule 13E-3    (without exhibits)     is attached to this
Statement as Exhibit G.

                                 EXHIBIT INDEX


A       Amended      Form 10-KSB         Report for 1995

B    Form 10-QSB Quarterly Report for Quarter Ended March 31, 1996

C    Summary Report of Complete Appraisal of Signature Inn - Kokomo, Indiana

D    Summary Report of Complete Appraisal of Signature Inn - Columbus, Ohio

E    Text of Consent Resolutions of Limited Partners

F    Text of Amendments to Partnership Agreement

G    Rule 13e-3 Transaction Statement


H    Financial Statements of June 30, 1996 (unaudited)

I    Irrevocable Consent of Limited Partner